STOCK ORDER FORM &                                     Advance Financial Bancorp

CERTIFICATION FORM (Proposed Holding Company for Advance Financial Savings Bank)

Note: Please read the Stock Order Form Guide and Instructions on the back of this form before completion.
--------------------------------------------------------------------------------
Deadline

The Subscription Offering ends at X.XX p.m., Eastern Time, in Wellsburg, West Virginia XXXX xx, 1996. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
--------------------------------------------------------------------------------
Number of Shares

   (1) Number of Shares              Price Per Share        (2) Total Amount Due
----------------------------                                --------------------
                                X        $10.00       =
----------------------------                                --------------------

The minimum number of shares that may be subscribed for is 25 and the maximum purchase is x,xxx shares in the Subscription Offering. No person, together with associates of and persons acting in concert with such person, may purchase more than xx,xxx shares of the Common stock in the Subscription Offering. The price per share is based upon a valuation that is subject to review prior to filling individual stock orders.
--------------------------------------------------------------------------------

Method of Payment                                            Purchaser Information

(3)  [  ]I authorize Advance Financial Savings Bank to make  (5)  [  ]Check here if you are a director, officer or employee
         withdrawals from my Advance Financial Savings Bank           of Advance Financial Savings Bank or a member of such
         account(s) shown below, and understand that the              person's immediate family.
         amounts will not otherwise be available for              [  ]Check here if you are a depositor or a borrower and
         withdrawal:                                                  enter below information for all accounts you had at
                                                                      the Eligibility Record Date (August 31, 1995),
(4)  [  ]Enclosed is a check, bank draft or money order               Supplemental Eligibility Record Date (September 30, 1996)
         payable to Advance Financial Bancorp for                     or the Voting Record Date (, 1996).  If  additional space
         $__________ (or cash if presented in person).                is needed, please utilize the back of this form.
                                                                      Please confirm account(s) by initializing here. __________

Account Number(s)                              Amount(s)

-------------------------------------------- -----------
                                                                  Account Title (Names on Accounts)                   Account Number

-------------------------------------------- -----------          --------------------------------------------------- --------------

-------------------------------------------- -----------          ---------------------------------------------------

-------------------------------------------- -----------          --------------------------------------------------- --------------

-------------------------------------------- -----------          ---------------------------------------------------
                            Total Withdrawal
------------------------------------------------------------------------------------------------------------------------------------

(6) Stock Registration

    [  ]  Individual             [  ]  Uniform Transfer to Minors      [  ]  Partnership
    [  ]  Joint Tenants          [  ]  Uniform Gift to Minors          [  ]  Individual Retirement Account
    [  ]  Tenants in Common      [  ]  Corporation                     [  ]  Fiduciary/Trust (Under Agreement Dated __________)

--------------------------------------------------------------------------------
Name                                               Social Security or Tax I.D.

--------------------------------------------------------------------------------
Name                                               Daytime Telephone

--------------------------------------------------------------------------------
Street Address                                     Evening Telephone

--------------------------------------------------------------------------------
City                        State      Zip Code    County of Residence

--------------------------------------------------------------------------------
NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of 90 days following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated XXXX xx, 1996 and understand I may not change or revoke my order once it is received by Advance Financial Savings Bank. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Advance Financial Savings Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.
--------------------------------------------------------------------------------

Signature  Sign and date this form. When            Signature         Title (if applicable)             Date
purchasing as a custodian,  corporate
officer,  etc.,  include  title.  An
additional  signature is required  only if
payment is by  withdrawal  from an account          --------------------------------------------------------------------
that requires more than one signature
to withdraw  funds.  YOUR ORDER WILL BE
FILLED IN ACCORDANCE WITH THE PROVISIONS
OF THE  PROSPECTUS.  THIS  ORDER  IS NOT            Signature         Title (if applicable)             Date
VALID  IF THE  STOCK  ORDER  FORM  AND
CERTIFICATION  FORM ARE NOT BOTH SIGNED.
If you need help completing this Form,
you may call the Stock Information Center           ---------------------------------------------------------------------
at (304 xxx-xxxx. THE SHARES OF COMMON
STOCK OFFERED HEREBY ARE NOT SAVINGS
ACCOUNTS AND ARE NOT INSURED OR GUARANTEED
BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
THE SAVINGS ASSOCIATION INSURANCE FUND OR
ANY OTHER GOVERNMENTAL AGENCY.

--------------------------------------------------------------------------------

                Date Rec'd ___/___/___      Order #  ____      Batch # ____           STOCK INFORMATION CENTER
OFFICE USE      Check #    ___________      Category ____                               1015 Commerce Street
                Amount    $___________      Initials ____                         Wellsburg, West Virginia 26070
                                                                                         (XXX) XXX-XXXX

--------------------------------------------------------------------------------

Stock Ownership Guide
--------------------------------------------------------------------------------

Individual- The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants- Joint tenants with right of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common- Tenants in common may also identify two or more owners. when stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account- Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. The Advance Financial Savings Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account or to obtain a list of local brokers who will open a self-directed IRA, or check with your broker. There will be no early withdrawal or IRS penalties incurred by these transactions.

Uniform Gift to Minors- For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

Corporation/Partnership- Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust- Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87

Definition of Associate
--------------------------------------------------------------------------------

The term "associate" of a person defined to mean (i) any corporation or other organization (other than Advance Financial Bancorp ("Bancorp"), the Bank, or a majority owned subsidiary of the Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial interest or as to which such person serves a trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Bancorp or the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of Bancorp or the Bank or any of their subsidiaries.

                               CERTIFICATION FORM

              (This Form Must Accompany A Signed Stock Order Form)

     I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.10 PAR VALUE PER SHARE ("COMMON STOCK"), OF ADVANCE FINANCIAL BANCORP ARE NOT FEDERALLY INSURED AND ARE

NOT GUARANTEED BY THE BANK OR THE FEDERAL GOVERNMENT.

     If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Acting Regional Director, Robert C. Albanese, at (201) 413-1000.

     I further certify that, before purchasing the shares of Common Stock of Bancorp, I received a copy of the Prospectus dated, __________ ___, 1996 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 1 of the Prospectus:

         1.       Potential Impact of Changes in Interest Rates

         2.       Disparity in Insurance Premiums and Special Assessment

         3.       Lack of Growth in the Bank's Market Areas

         4. Possible Increase in Loan Loss Provision following Expansion of Loan Portfolio

         5. Default Rates on Adjustable-Rate Mortgage Loans After Interest Rate Increases

         6.       Decrease in Profitability Since 1994

         7.       Anti-Takeover Provisions

         8.       Possible Voting Control by Management and The Board of
                  Directors

         9. Possible Dilutive Effect of RSP and Stock Options and Effect of Purchase by the RSP and ESOP

         10.      Possible Negative Impact caused by Regulatory Oversight

         11. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

         12.      Decreased Return on Equity Immediately After Conversion

         13.      Lack of Liquidity for the Common Stock

--------------------------------------------------------------------------------
Signature                               Signature

--------------------------------------------------------------------------------

(Note: If stock is to be held jointly, both parties must sign)

Date:
     ---------------------------

ITEM INSTRUCTION
--------------------------------------------------------------------------------

Items 1 and 2- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase amount in the Conversion by any person is __________ shares in the Subscription Offering. No person, together with associates of and persons acting in concert with such person, may purchase more than __________ shares of the Common Stock in the Subscription Offering.

Advance Financial Savings Bank has reserved the right to reject the subscription of any order received in the Public Offering, if any, in whole or in part.

Item 3- Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Advance Financial Savings Bank. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form and payment in person to Advance Financial Savings Bank. Your funds will earn interest at Advance Financial Savings Bank's passbook rate, currently ____% per annum.

Item 4- To pay by withdrawal from a savings account or certificate at Advance Financial Savings Bank, insert the account number(s) and the Amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the stock offering closes. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5- Please check this box if you were a depositor on the Eligibility Record Date (August 31, 1995), and/or a depositor on the Supplemental Eligibility Record Date (September 30, 1996) or a depositor on the Voting Record Date (__________ ___, 1996) and list all names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

Items 6 and 7- The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Bancorp common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

Account Title (Names on Accounts)      Account Number
--------------------------------------------------------------------------------

--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------

--------------------------------------------------------------------------------